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                                                                   EXHIBIT 10.17




                          REAL ESTATE SALE CONTRACT

         THIS REAL ESTATE SALE CONTRACT (hereinafter referred to as this "Contract") is made and entered into as of the 1st day of December, 1994, by and between DESOTO, INC., a Delaware corporation (hereinafter referred to as "Seller"), and JOHN M. GILLEN, not personally but solely as Trustee of the DeSoto, Inc. Pension Plans Real Property Trust under Trust Agreement dated October 1, 1992 (hereinafter referred to as "Purchaser").

                                R E C I T A L S:

         A. Seller currently holds title to approximately 14.88 acres of land legally described in Exhibit "A" attached hereto and by this reference incorporated herein, which is improved with a building containing approximately 195,560 square feet of floor area, located at 16750 South Vincennes Road, South Holland, Illinois and appurtenant rights (said land and building and appurtenant rights are hereinafter referred to collectively as the "Project").

         B. Purchaser desires to purchase the Project from Seller, and Seller desires to sell the Project to Purchaser, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of Seller and Purchaser, Seller and Purchaser hereby covenant and agree as follows:

         1. Sale and Purchase. Seller agrees to sell and Purchaser agrees to purchase the Project upon the terms and conditions herein set forth for a purchase price of FOUR MILLION ONE HUNDRED SEVENTEEN THOUSAND AND NO/100 ($4,117,000.00) DOLLARS (hereinafter referred to as the "Purchase Price").

         2. Lease. At the Closing (as hereinafter defined), Seller and Purchaser shall enter into the Lease attached hereto as Exhibit "B" and by this reference incorporated herein (hereinafter referred to as the "Lease"), whereby Purchaser demises and leases the Project to Seller pursuant to the terms and conditions thereof.

         3. Conveyance. Seller agrees to convey to Purchaser title to the Project by recordable, stamped Quitclaim Deed in Trust, subject only to: (a) general real estate taxes and special assessments not due and payable as of the date of the Closing hereof, (b) the Lease; (c) acts of Purchaser and those parties acting through or for Purchaser; (d) building lines, zoning laws, statutes and ordinances; and (e) the easements, covenants, rights of way, conditions and restrictions set forth on Exhibit "C" attached hereto and by this reference incorporated herein.

         4. Closing. The consummation of the transaction herein described (herein referred to as the "Closing") shall be held on December 7, 1994, unless subsequently mutually agreed otherwise, at the offices of Katz Randall & Weinberg in Chicago, Illinois or such other location as is acceptable to Purchaser and Seller, provided title is shown to be good or is acceptable to Purchaser. At the Closing, Seller shall deliver the Deed described in Paragraph 3 hereof and a Bill of Sale conveying to Purchaser
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the personal and intangible property owned by Seller and relating to the operation of the Project, as opposed to personal property owned by Seller and used in the operation of Seller's business on the Project.

         5. Condition. Seller agrees to deliver and Purchaser agrees to accept possession of the Project in the same condition as it is at the date of this Contract, ordinary wear and tear excepted. Purchaser acknowledges and represents that at neither Seller nor any party acting on behalf of Seller has made any warranty or representation concerning the Project and Seller is purchasing the Project in an "as-is" condition.

         6. Evidence of Title, Survey. Seller shall deliver to Purchaser at the Closing a current survey of the Project and a current title commitment from First American Title Insurance Company on the Project whereby such title company agrees to issue an ALTA (1990) Form B Owner's Title Insurance in the amount of the Purchase Price as set forth in Paragraph 1 hereof. The aforesaid commitment shall show title in Seller, subject only to (a) the title exceptions set forth in Paragraph 3 hereof, (b) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the Closing and which the Seller may so remove at that time by using the funds to be paid to Seller hereunder, and (c) the general exceptions contained on said form of policy (all of which are herein referred to as the "Permitted Exceptions"). The title policy shall be conclusive evidence of good title as therein shown as to all matters insured by the policy or policies subject only to the exceptions therein stated. If the said survey is not available by the Closing, Seller shall continue to be obligated to deliver same after the Closing subject to Purchaser's right to reasonably reject same and repay the Purchase Price and reconvey the Project to Seller, at Purchaser's cost and expense, without further liability on either party.

         7. Closing Adjustments. General real estate taxes and assessments shall not be adjusted with respect to the subject transaction, provided Seller shall pay when due all real estate taxes, assessments and other governmental impositions payable with respect to the Project through the date of the Closing. Seller shall also pay all utility charges imposed with respect to the Project through the Closing. No items shall be prorated at the Closing. Seller shall pay all transfer taxes and Seller and Purchaser shall furnish completed Real Estate Transfer Declarations in the forms required pursuant to the applicable Real Estate Transfer Tax Acts.

         8. Damage. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this Contract.

         9.      Time. Time is of the essence of this Contract.

         10. Miscellaneous. If the date for Closing or performance of an obligation falls on a Saturday, Sunday or holiday, the date shall be deferred until the first business day following. No amendments, modifications or changes shall be binding upon a party unless set forth in a duly executed document.

         11. No Broker. Purchaser and Seller hereby represent to each other that neither of them have had any dealings with respect to the Project with any broker or real estate dealer.





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         12.     Authority to Execute. Purchaser and Seller hereby covenant that the execution of this Contract and the transaction herein contemplated have been duly approved and that the party executing this Contract on behalf of Seller and Purchaser, as applicable, is authorized to execute same.

         13. Entire Agreement. This Contract contains the entire agreement of the parties with respect to the sale and purchase of the Project. All previous and contemporaneous negotiations, understandings and agreements between the parties hereto, with respect to the transaction set forth herein, are merged in this instrument, which alone fully and completely expresses the parties' rights and obligations. The preparation of this Contract has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

         14. Terms. As used herein, the terms (a) "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or any agency or political subdivision thereof, (b) "including" shall mean including, without limiting the generality of the foregoing, and (c) the masculine shall include the feminine and the neuter.

         15. Binding Effect and Survival. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. Notwithstanding the foregoing, neither party may assign its rights hereunder without the prior written consent of the other party. No assignment of this Contract shall relieve the assigning party of its obligations hereunder.

         16. Captions. The captions of this Contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Contract or any of the provisions hereof.

         17. Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when received if delivered by hand or expedited messenger service with proof of receipt to the party to whose attention it is directed or when received if sent, postage prepaid, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If intended for Purchaser:    John M. Gillen, Trustee
                                  50 Jane Street
                                  New York, NY 10014

    If intended for Seller:       DeSoto, Inc.
                                  16750 South Vincennes Road
                                  South Holland, Illinois 60473
                                  Attn: Anne E. Eisele, Sr. Vice President

or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder.





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         18.     Exculpation. This Contract is executed by John M. Gillen, not personally but solely as Trustee of the DeSoto, Inc. Pension Plans Real Property Trust under Trust Agreement dated October 1, 1992, in the exercise of the power and authority conferred upon and vested in it as such Trustee. All the terms, provisions, stipulations, covenants and conditions to be performed by John M. Gillen are undertaken by it solely as Trustee, as aforesaid, and not individually, and all statements herein made are made on information and belief and are to be construed accordingly, and no personal liability shall be asserted or be enforceable against John M. Gillen, personally, by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this Contract.

         IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Sale Contract as of the day first above written.



PURCHASER:                              /s/ JOHN M. GILLEN
                                        --------------------------------------
                                        JOHN M. GILLEN, not personally or
                                        individually, but as Trustee
                                        as aforesaid


SELLER:                                 DESOTO, INC., a Delaware corporation


                                        By: /s/ [ILLEGIBLE]
                                           -----------------------------------
                                           Its: Sr. V.P.





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                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

                           16750 South Vincennes Road
                         South Holland, Illinois 60473

Parcel I (North Parcel): Lot 13 in South Holland Industrial Park 1st Addition, being a subdivision of part of the southwest quarter and part of the southeast quarter of Section 21, Township 36 North, Range 14 east of the Third Principal Meridian in Cook County, Illinois.

Parcel 2 (South Parcel): That part of the north 292.90 feet of Lot 4 in DeVries and others' subdivision of the southeast quarter of Section 21, Township 36 north, Range 14 east of the Third Principal Meridian, lying east of a line described as beginning at the point of intersection of the north line of said Lot 4 with the east line of that portion of said Lot 4 conveyed to Chicago Terminal Transfer Company by deed recorded as Document No. 2972842; and running thence southeasterly on a line parallel with the center line of Vincennes Road (Thornton Blue Island Road) to the south line of the north 292.90 feet of said Lot 4, all in Cook County, Illinois.

Permanent Index Numbers:  29-21-400-108
                          29-21-400-031





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                                  EXHIBIT "B"

                                     LEASE

                                   (ATTACHED)





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                                  EXHIBIT "C"

                           PERMITTED TITLE EXCEPTIONS


1. BUILDING LINE 25 FEET ON THE EASTERLY LINE OF THE LAND AS SHOWN ON THE PLAT OF SUBDIVISION.

         (AFFECTS PARCEL 1)

2.       EASEMENT FOR PUBLIC UTILITIES AS SHOWN ON THE PLAT OF SUBDIVISION.

         (AFFECTS THE NORTH AND SOUTH 10 FEET OF THE LAND)

         (AFFECTS PARCEL 1)

3. EASEMENT IN FAVOR OF NORTHERN ILLINOIS GAS FOR THE INSTALLATION, MAINTENANCE, REPAIR, RELOCATION, REMOVAL AND RENEWAL OF GAS MAINS GRANTED BY DOCUMENT 21193241 ON JUNE 25, 1970, AND THE TERMS AND CONDITIONS THEREOF.

         (AFFECTS PARCEL 2)

4. PLAT OF DEDICATION FOR PUBLIC STREETS (VINCENNES AVENUE) DATED APRIL 18,1977 AND RECORDED JUNE 9,1977 AS DOCUMENT 23961218.

         (AFFECTS PARCEL 2)

5. EASEMENT FOR INGRESS AND EGRESS OVER THE NORTH 18 FEET OF PARCEL 2, CREATED BY DOCUMENTS 13364166 AND 13364168.

         (AFFECTS PARCEL 2)

6.       SPURS, SWITCH TRACKS, AND RAILROAD RIGHTS OF WAY, IF ANY.





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